AMENDMENT TO

                      RESTATED CERTIFICATE OF INCORPORATION

                      OF SAFEGUARD HEALTH ENTERPRISES, INC.

The Corporation was originally incorporated in Delaware under the name "SFGD Reincorporation Company" on April 27, 1987, and the Restated Certificate of Incorporation was duly adopted in accordance with Section 245 and 242 of the General Corporation Law of Delaware on October 25, 2000. The Corporation hereby amends the first paragraph of Article Fourth of the Restated Certificate of Incorporation so that the first paragraph of Article Fourth reads as follow:

"FOURTH. The total number of shares of stock that the corporation shall have authority to issue is Seventy-Three Million Five Hundred Thousand (73,500,000), of which Forty-Two Million Five Hundred Thousand (42,500,000) shares are Common Stock, one cent ($.01) par value per share, and Thirty-One Million (31,000,000) shares are Preferred Stock, one cent ($.01) par value per share."

All other terms of the Company's Restated Certificate of Incorporation dated as of October 25, 2000, shall remain the same.

We the undersigned do hereby certify that the forgoing is a true and correct Amendment to the Restated Certificate of Incorporation of SafeGuard Health Enterprises, Inc. a Delaware Corporation.

Executed  as  of  the  30th  day  of  May  2002  at  Aliso  Viejo,  California.

SafeGuard  Health  Enterprises,  Inc.


   /s/  James  E.  Buncher
--------------------------------------
By:  JAMES  E.  BUNCHER
     President  and  Chief  Executive  Officer


   /s/Ronald  I.  Brendzel
---------------------------------------
By:  RONALD  I.  BRENDZEL
     Senior  Vice  President  and  Secretary


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